SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2006

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2006, Salix Pharmaceuticals, Inc. entered into a License Agreement with Cedars-Sinai Medical Center, or CSMC, for the right to use U.S. Patent No. 6,861,053 and U.S. Patent Application No. 11/234,516 relating to methods of diagnosing and treating irritable bowel syndrome and other disorders caused by small intestinal bacterial overgrowth. Under the agreement, CSMC grants Salix an exclusive worldwide license to make, have made, use, sell and have sold and import licensed products related to the use of Rifaximin, with a right to sublicense. CSMC also grants Salix a nonexclusive license to use any unpublished research and development information, know-how and technical data of CSMC as necessary to exploit all rights granted to Salix with respect to Rifaximin, with a right to sublicense.

As partial consideration in the exclusive worldwide license, Salix will pay CSMC a license fee of an aggregate $1,200,000, payable over time. Part of the $1,200,000 is considered an up-front, non-refundable and irrevocable licensing fee. The balance is considered a pre-paid, non-refundable and irrevocable royalty applicable as credit towards royalty amounts due and payable to CSMC, if any, under the agreement. Salix will also pay CSMC low single digit percentage royalties on net sales of licensed products after receipt of an U.S. Food and Drug Administration approval on the use of Rifaximin as an indication for irritable bowel syndrome.

The term of the agreement continues on a country-by-country basis until the expiration of the last to expire of the patent rights in each country in which a patent has been issued. CSMC can terminate the agreement prior to the expiration due to a material breach of the agreement by Salix with a 90-day cure period, or automatically upon Salix entering into a liquidating bankruptcy, being adjudged insolvent, liquidating, dissolving or the business being placed in the hands of a receiver, assignee or trustee. If, however, any such action is involuntary, then Salix has 30 days to reverse the action.

A copy of the agreement is attached to this current report on Form 8-K as Exhibit 10.55 and is incorporated herein by reference. A copy of the press release announcing the agreement is attached to this current report on Form 8-K as exhibit 99.1.

Item 8.01. Other Events.

On July 5, 2006, Salix issued a press release announcing that it submitted on June 20, 2006 what it believes to be a complete response to a Written Request received from the U.S. Food and Drug Administration for clinical information about the safe and effective use of Colazal in pediatric patients with ulcerative colitis between the ages of 5 to 17 years of age. A copy of the press release is attached to this current report on Form 8-K as exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.55*	License Agreement entered into on June 28, 2006 between Cedars-Sinai Medical Center and Salix Pharmaceuticals, Inc.

99.1	Press release dated July 5, 2006 announcing the License Agreement.

99.2	Press release dated July 5, 2006 announcing response to Written Request from U.S. Food and Drug Administration regarding Colazal.

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit. Such portions have been omitted from this exhibit and have been filed separately with the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: July 5, 2006
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer